UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 4, 2003


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


     DELAWARE     0-21802     34-1741211
     (STATE  OR  OTHER  JURISDICTION     (COMMISSION     (IRS  EMPLOYER
     OF  INCORPORATION)     FILE  NUMBER)     IDENTIFICATION  NO.)


     3450  W.  CENTRAL  AVENUE,  SUITE  328
     TOLEDO,  OHIO          43606
     (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)          (ZIP  CODE)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374

ITEM  5.     OTHER  EVENTS

N-Viro International Corporation (the "Company") announced today the 2003 Annual Stockholders Meeting will be held on August 14, 2003, as approved by the Board of Directors at a meeting on March 4, 2003. This date is approximately 95 days later than the 2003 meeting date referenced in the Company's 2002 Notice of Annual Meeting and Proxy Statement dated April 5, 2002. The reasons cited by the Board for delaying the annual meeting include the following: (1) the Company is planning on amending its 1998 Stock Option Plan, which is scheduled to expire in May, 2003, and additional time is necessary to finalize the form of the amendment prior to submitting it to shareholders for approval; (2) the Company's directors have had preliminary discussions on a possible amendment to the Company's Certificate of Incorporation and By-Laws to change the number of directors on its Board,and a special committee has been established to review this issue and issue a report to the Board in the next thirty (30) days, and, any actions approved by the Board with respect to amending the Company's Certificate of Incorporation would need to be approved by the shareholders at the annual meeting in order to be effective; and (3) the Company believes that by delaying the annual meeting it will realize cost savings through an enhanced ability to rely upon internal resources to prepare and administer the proxy documents and other public filings, as compared to solely relying on outside legal counsel to prepare such items.

As such, the Board of Directors requests that any shareholder proposals intended for inclusion in the Company's proxy materials for the 2003 Annual Meeting be submitted to James K. McHugh, Chief Financial Officer, Treasurer and Corporate
Secretary of the Company, in writing no later than April 21, 2003. Unless the Company has been given written notice by May 26, 2003 of a shareholder proposal to be presented at the 2003 Annual Meeting other than by means of inclusion in the Company's proxy materials for the meeting, persons named in the proxies solicited by the Board of Directors for the meeting may use their discretionary voting authority to vote against the proposal.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:          March  17,  2003          By:        /s/  James  K.  McHugh
                ----------------                  -------------------------
                                   James  K.  McHugh
                                   Chief  Financial  Officer